                               FIRST CHOICE FUNDS
                                 SERVICE CLASS
                               DISTRIBUTION RATES
                                   EXHIBIT 16


   DISTRIBUTION RATE (including capital gains)(no load)
   DISTRIBUTION RATE = D/P
   WHERE:          D = Distributions per share over a 6 month period
                       (income and capital gain distributions)
                   P = Net Asset Value at end of 6 month period

   EXAMPLES (09/30/96 TO 03/31/97)
         U.S. TREASURY RESERVE FUND        0.0241 / 1.00 = 2.41%


   DISTRIBUTION RATE (excluding capital gains)(no load)
   DISTRIBUTION RATE = D/P
   WHERE:          D = Distributions per share over a 6 month period
                       (income distributions only)
                   P = Net Asset Value at end of 6 month period

   EXAMPLES (09/30/96 TO 03/31/97)
         U.S. TREASURY RESERVE FUND        0.0241 / 1.00 = 2.41%

                               FIRST CHOICE FUNDS
                                 SERVICE CLASS
                               DISTRIBUTION RATES
                                   EXHIBIT 16


   DISTRIBUTION RATE (including capital gains)(no load)
   DISTRIBUTION RATE = D/P
   WHERE:          D = Distributions per share over a 6 month period
                       (income and capital gain distributions)
                   P = Net Asset Value at end of 6 month period

   EXAMPLES (01/12/97 TO 03/31/97)
         CASH RESERVE FUND                 0.0108 / 1.00 = 1.08%


   DISTRIBUTION RATE (excluding capital gains)(no load)
   DISTRIBUTION RATE = D/P
   WHERE:        D =   Distributions per share over a 6 month period
                       (income distributions only)
                 P =   Net Asset Value at end of 6 month period

   EXAMPLES (01/12/97 TO 03/31/97)
         CASH RESERVE FUND                 0.0108 / 1.00 = 1.08%

                               FIRST CHOICE FUNDS
                              INSTITUTIONAL CLASS
                               DISTRIBUTION RATES
                                   EXHIBIT 16


   DISTRIBUTION RATE (including capital gains)(no load)
   DISTRIBUTION RATE = D/P
   WHERE:          D = Distributions per share over a 6 month period
                       (income and capital gain distributions)
                   P = Net Asset Value at end of 6 month period

   EXAMPLES (01/12/97 TO 03/31/97)
         CASH RESERVE FUND                 0.0110 / 1.00 = 1.10%


   DISTRIBUTION RATE (excluding capital gains)(no load)
   DISTRIBUTION RATE = D/P
   WHERE:          D = Distributions per share over a 6 month period
                       (income distributions only)
                   P = Net Asset Value at end of 6 month period

   EXAMPLES (01/12/97 TO 03/31/97)
         CASH RESERVE FUND                 0.0110 / 1.00 = 1.10%

                               FIRST CHOICE FUNDS
                              INSTITUTIONAL CLASS
                               DISTRIBUTION RATES
                                   EXHIBIT 16


   DISTRIBUTION RATE (including capital gains)(no load)
   DISTRIBUTION RATE = D/P
   WHERE:          D = Distributions per share over a 6 month period
                       (income and capital gain distributions)
                   P = Net Asset Value at end of 6 month period

   EXAMPLES (09/30/96 TO 03/31/97)
         U.S. TREASURY RESERVE FUND        0.0245 / 1.00 = 2.45%


   DISTRIBUTION RATE (excluding capital gains)(no load)
   DISTRIBUTION RATE = D/P
   WHERE:          D = Distributions per share over a 6 month period
                       (income distributions only)
                   P = Net Asset Value at end of 6 month period

   EXAMPLES (09/30/96 TO 03/31/97)
         U.S. TREASURY RESERVE FUND        0.0245 / 1.00 = 2.45%